Exhibit 1(f)

               MUTUAL OF AMERICA INVESTMENT CORPORATION

                 ARTICLES SUPPLEMENTARY TO THE CHARTER

      MUTUAL OF AMERICA INVESTMENT CORPORATION, a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The Corporation is an open-end company registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"), with authority to issue an aggregate amount of 2,000,000,000 shares of capital stock and to issue the number of shares of stock of each class as follows:

         Money Market Fund..................................100,000,000
         Stock Fund.........................................500,000,000
         Bond Fund..........................................200,000,000
         Composite Fund.....................................150,000,000
         Equity Index Fund...................................75,000,000
         Short-Term Bond Fund................................50,000,000
         Mid-Term Bond Fund..................................75,000,000

      SECOND: All shares of the Corporation's capital stock have a par value of $.01 per share. The aggregate par value of all the shares of all classes of the Corporation's capital stock is Twenty Million Dollars ($20,000,000).

      THIRD: The Board of Directors of the Corporation, acting in accordance with the Corporation's Articles of Incorporation, hereby designates that the name of the Stock Fund be changed to the All America Fund, such change to become effective upon the Corporation's Post-Effective Amendment to its Registration being declared effective by the Securities and Exchange Commission.

      FOURTH: The newly designated shares of the All America Fund, shall have the same powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations set forth in the Corporation's Articles of Incorporation, as amended, and as required by the 1940 Act as the previously designated shares of the Stock Fund.

      FIFTH: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the General Corporation Law of the State of Maryland, hereby designates the following additional class of the Corporation's capital and authorizes the issuance of shares for the additional class of the Corporation's capital stock as follows:

                                          Number of Authorized Shares
                                          ---------------------------
Aggressive Equity Fund                            500,000,000


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      SIXTH:  All  of the  newly  authorized  shares  of  the  newly  designated
Aggressive Equity Fund shall have the powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations set forth in the Corporation's Articles of Incorporation, as amended, and as required by the 1940 Act.

      SEVENTH: All of the newly authorized shares of the newly designated Aggressive Equity Fund shall have a par value of $.01 per share.

      EIGHTH: The aggregate par value of all the shares of all classes, before the occurrence of the events as set forth in Articles Third, Fourth and Fifth was, and upon the occurrence of the events set forth in Articles Third, Fourth and Fifth is, Twenty Million Dollars ($20,000,000).

      IN WITNESS WHEREOF, MUTUAL OF AMERICA INVESTMENT CORPORATION has caused these presents to be signed in its name and on its behalf by its Senior Executive Vice President and attested by its Secretary on April 5, 1994.

                                        MUTUAL OF AMERICA INVESTMENT
                                             CORPORATION

                                         By: /s/ Manfred Altstadt
                                            ------------------------------------
                                                 Manfred Altstadt
                                                 Senior Executive Vice President

Attest:

/s/ Stephanie J. Kopp
--------------------------
    Stephanie J. Kopp
    Secretary

--------------------------------------------------------------------------------

      THE UNDERSIGNED, Senior Executive Vice President of Mutual of America Investment Corporation, who executed on behalf of said corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                       /s/ Manfred Altstadt
                                                    --------------------------
                                                           Manfred Altstadt
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